FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13

or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2000

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SANTANDER BANCORP

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(Exact name of registrant as specified in this charter)

Puerto Rico 001-15849 66-0573723

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(State or other jurisdiction of (Commission File No.) (IRS Employer incorporation) Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico 00917

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(Address of principal executive offices) (Zip Code)

Registrant´s telephone number, including area code: (787) 759-7070

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ITEM 5. OTHER EVENTS

On October 10, 2000, Santander BanCorp (the "Company") announced that its subsidiary, Santander Insurance Agency, had received from the Insurance Commissioner of Puerto Rico, Juan Antonio García, the required license for Insurance Agent and General Agent. A copy of the press release disclosing said events is attached as an exhibit to this Current Report on Form 8-K.

In addition, the Company, on October 16, 2000, released its unaudited earnings for the quarter ended September 30, 2000. The Company's press release also included certain unaudited balance sheet and operational data as of September 30, 2000. A copy of the press release disclosing the Company's unaudited earnings for September 30, 2000 is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

      Press Release dated October 10, 2000.

      Press Release dated October 16, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

BANCO SANTANDER PUERTO RICO

By: /s/ María Calero Padrón

María Calero Padrón

First Senior Vice President

Date: November 1, 2000

FOR IMMEDIATE RELEASE

For more information contact:

Puerto Rico New York

José González de Castejón (787) 759-9094 Ana Calvo de Luis (212) 350-3903 Iris Rivera (787) 250-3042

SANTANDER INSURANCE AGENCY RECEIVES

INSURANCE AGENT LICENSE

(San Juan, Puerto Rico)October 10, 2000 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP), announced that its subsidiary, Santander Insurance Agency, had received from the Insurance Commissioner of Puerto Rico, Juan Antonio García, the required license for Insurance Agent and General Agent.

Jorge M. García, a Puerto Rican professional with extensive experience in the insurance industry, is Santander Insurance Agency´s General Manager. Santander Insurance Agency will offer, in its first phase, life, health and physical disability insurance as a corporate agent and will operate as a general agent.

Juan Arenado, President and Chief Executive Officer of Banco Santander Puerto Rico, main subsidiary of Santander BanCorp, stated, "we are very pleased to become the first financial holding company in the Island to receive the insurance and general agent licenses. This as a result of the new legislation created by the government of Puerto Rico, in accordance with the Gramm-Leach-Bliley Act. With this, Grupo Santander Central Hispano, which has vast experience in the insurance industry in Spain and Latin America, validates its support and commitment in this market."

Santander BanCorp is a publicly held financial holding company. The Company´s common shares are traded in the New York Stock Exchange and in the Madrid Stock Exchange, Latibex. Banco Santander Puerto Rico, the Company´s wholly owned subsidiary has been operating in Puerto Rico for 24 years and offers a full array of services in the areas of commercial, mortgage and consumer banking supported by a team of over 1,600 employees. The Bank has 75 branches, 15 are fully automated branches that operate under the name of "Red Express".

Banco Santander Central Hispano, S.A. (Spanish stock exchange: SCH; NYSE: STD), the leading financial group in Spain and Latin America and one of the largest banks by market capitalization in the Euro Zone, owns 82% of the outstanding shares of Santander BanCorp. According to its balance sheet as of June 30, 2000, Banco Santander Central Hispano, S.A. had US$384 billion in total managed funds and US$303 billion in assets, with 24 million customers and operations in 37 countries, including all of the world´s major financial centers. Banco Santander Central Hispano offers a wide range of commercial and consumer banking services in Europe and Latin America through its over 9,900 offices and more than 111,000 employees. The Group is first in total assets in the region and is among the leaders in managing funds in Europe and Latin America, with more than $74 billion in mutual and pension funds under management.

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PRESS RELEASE

Contacts:

(Puerto Rico) (New York)

José González de Castejón (787) 759-9094 Ana Calvo de Luis (212) 350-3903 Iris Rivera (787) 250-3042

SANTANDER BANCORP ANNOUNCES EARNINGS FOR THE

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2000

  Net income for the quarter ended September 30, 2000, amounted to $20 million or 45 cents per share and for the first nine months of 2000, amounted to $59 million or $1.31 per share.

  Other operating income increased 64.9% for the quarter and 52.3% for the nine-month ended September 30, 2000, when compared to the same periods in 1999.

  The Efficiency Ratio for the third quarter and first nine month period of 2000 showed a strong improvement to 51.16% for a 114 basis point enhancement and 52.07% for a 120 basis point enhancement, respectively, when compared to the same periods in 1999.

  Deposits as of September 30, 2000 amounted to $4.4 billion, an increase of 13.04% when compared to September 30, 1999.

  The commercial and industrial portfolio continues to show its trend of uninterrupted growth. It reached $2.8 billion as of September 30, 2000, an increase of 12% when compared to the amount reported as of September 30, 1999.

  Ratio of non-performing loans to total loans remained at a low of 1.26% as of September 30, 2000, one of the best ratios in the local banking industry.

  Tier I capital and total capital to risk-adjusted capital and leverage ratios reached 10.74%, 11.78% and 7.44%, respectively, as of September 30, 2000.

  The Stock Repurchase Program has reached almost 60% of its targeted goal.

San Juan, Puerto Rico, October 16, 2000 Santander BanCorp, (NYSE: SBP; LATIBEX: XSBP), holding company of Banco Santander Puerto Rico and Santander Insurance Agency, Inc., reported today its unaudited financial results for the third quarter ended September 30, 2000.

For the quarter ended September 30, 2000, net income amounted to $20 million or 45 cents per share, compared with $20 million or 44 cents per share reported for the same quarter in 1999. The net income for the quarter ended September 30, 2000 was favorably impacted by gains on sale of assets and mortgage servicing rights recognized, offset by an increase of $1.5 million in the provision for loan losses and a severance payment of $1.3 million. Return on Average Assets and Return on Average Common Equity (ROE) for the quarter ended September 30, 2000 were 1.03% and 14.73%, respectively. For the same quarter in 1999, these ratios were 1.01% and 15.90%, respectively. The decrease in ROE for the third quarter of 2000 results from a 7.45% growth in the shareholders´ equity average balance. The Efficiency Ratio1 improved by 114 basis points to 51.16% when compared to 52.30% for the same period in 1999.

For the first nine months of 2000, net income amounted to $59 million or $1.31 per share, sustaining the figures reported for the same period in 1999. Net income for the nine-month period includes gains on sale of mortgages and increase in service charges on deposit accounts. These were offset by an increase of $9.7 million in the provision for loan losses and a $3.8 million loss on the sale of securities. For the nine months ended September 30, 2000, Return on Average Assets and Return on Average Common Equity for the nine month ended September 30, 2000 were 1.00% and 14.93%, respectively. For the same period in 1999, these ratios were 1.04% and 16.0%, respectively. The Efficiency Ratio1 improved by 120 basis points to a level of 52.07% for the nine-month period ended September 30, 2000, when compared to the same period in 1999.

Juan Arenado, President and Chief Executive Officer of Santander BanCorp, stated, "we are now beginning to see the positive results of the reengineering and reorganizing process that our institution has been carrying out since the beginning of this year." Arenado further commented "we are poised to capitalize on the complementary and unique strengths of the segmentation of our customer base. This internal renewal process has allowed us to focus on our client needs while streamlining our operations. Moreover, it will allow us to continue improving operating margins in order to better focus on actively pursuing the development of new services and products, anticipating the needs of our customer base."

Earnings Results

Net interest income1 reached $69.3 million for the third quarter of 2000, compared to $69.7 million for the same quarter in 1999, a slight decrease of 0.5%. However, net interest margin reached 3.74%, when compared to 3.69% for the third quarter of 1999, mainly as a result of an increase on the higher yielding loan portfolio. Also, for the quarter ended September 30, 2000, the yield on earning assets increased to 8.82% from 7.91% for the same quarter in 1999.

Arenado further pointed out that, "our wholly owned subsidiary, Banco Santander Puerto Rico, has undergone a significant transformation of its balance sheet in order to decrease the exposure to a fluctuating interest rate environment, by reducing its investment portfolio, while concentrating its efforts mainly in its core deposit and lending business.

Net interest income for the first nine months of 2000 amounted to $206.4 million, compared to $210.1 million for the same period in 1999. For the nine-month ended September 30, 2000, net interest margin reached 3.68% compared to 3.87% during the same period in 1999.

For the quarter ended September 30, 2000, other operating income increased to $16.6 million, representing a 64.9% increase when compared to $10.1 million reported on September 30, 1999. Excluding a $2.4 million gain from sale of mortgage loans, the recognition of $2.1 million mortgage servicing rights and a $1.1 million gain on sale of property, other operating income improved mostly due to an increase of 20.8% in service charges on deposit accounts and 14.2% in credit card fees. Service charges on deposit accounts increased as a result of new accounts opened, new deposit products offered and strict compliance with fee policies. Credit card fees incremented mainly due to an increase of 11.2% in the average credit card portfolio and an ongoing effort to increase the number of points-of-sale terminals and transactions.

During the nine-month period ended September 30, 2000, other operating income increased to $44.6 million from $29.3 million for the same period in 1999, representing an increase of 52.3% or $15.3 million. This increase derives from a gain on sale of mortgages of $4.0 million, recognition of mortgage servicing rights in the amount of $4.9 million, a gain on sale of property of $1.1 million, and an increase in service charges and other fees of $5 million.

Cost Control

For the third quarter ended September 30, 2000, the efficiency ratio improved by 114 basis points when compared to the third quarter of 1999. For the nine-month period ended September 30, 2000, the Efficiency Ratio1 attained a level of 52.07%, an enhancement of 120 basis points over the same nine-month period in 1999, mainly due to an effective cost control program.

Operational expenses for the nine-month period ended September 30, 2000 had a minor increase of 2.3%, when compared to the same period in 1999. Adjusting the operational expense to exclude a charge of $l.3 million for severance payment as a result of the reorganization process, the increase for this nine month period would be 1.3%, when compared to the same period in 1999.

Strong Balance Sheet Reflects Increase in Business Activities

Total assets as of September 30, 2000 reached $7.8 billion, a slight decrease of 2.4% when compared to the balance reported over the same period in 1999, mostly caused by the reduction of 13.4% in the investment portfolio.

For the first nine months of 2000, the loan portfolio maintained an uninterrupted growing trend, reaching $4.6 billion at September 30, 2000, an increase of $148.4 million when compared to the figures reported as of September 30, 1999. Excluding the anticipated reduction in mortgage and auto loans, the commercial loan portfolio reached $2.8 billion, a growth of $298.2 million, which represents a 10% increase.

The commercial and industrial sectors are still the backbone of the lending activity as continued growth has been experienced over several consecutive quarters. As of September 30, 2000, these segments represent 60% of the total loan portfolio. Construction lending for the third quarter of 2000 grew from $296 million in the third quarter of 1999 to $396 million as of September 30, 2000, a substantial increase of 33.8%. The increase of the construction portfolio is consistent with the development of the construction sector in the local economy and the bank continuous to be an important participant in this lending activity. The commercial and industrial portfolio, excluding construction loans, grew from $2.188 billion in the third quarter of 1999 to $2.386 billion for the quarter ended September 30, 2000, representing a growth of 9.1%. Mortgage and consumer loan portfolios experienced a decrease of $149.8 million or 8%, mainly as a result of the sale of a residential mortgage portfolio.

Deposits as of September 30, 2000 amounted to $4.4 billion, representing a healthy increase of 13.04% or $509 million, when compared to $3.9 billion reported as of September 30, 1999. This growth is the result of the Company´s efforts to increase its deposit base by actively launching new products, together with a direct marketing campaign to maximize cross selling. The positive effect of new and well-received products has resulted in an increase of our deposit base.

Asset Quality and Financial Strength

The growth level of non-performing loans to total loans stands at 1.26% for the quarter ended September 30, 2000, as compared to .98% as of September 30, 1999 is not directly related to a significant business segment. As of September 30, 2000, the coverage ratio (allowance for loan losses to total non-performing loans) amounted to 89.31%, compared to 125.71% as of September 30, 1999. When real estate collateral is taken into account, the coverage ratio is 129.1%.

As of September 30, 2000, Tier I capital to risk-adjusted assets, total capital to risk-adjusted assets (BIS ratio) and leverage ratios reached 10.74%, 11.78% and 7.44%, respectively.

Strategies for Growth

Santander Insurance Agency, a wholly owned subsidiary of Santander BanCorp, has been approved by the Commissioner of Insurance of Puerto Rico to operate as an Insurance and General Agent, effective October 10, 2000.

Juan Arenado commented that, "Santander BanCorp, through its subsidiary, Santander Insurance Agency, is one of the first financial holding companies in the Island to obtain local insurance and general agent licenses. We continue to explore broadening our range of financial services including the area of securities. Once again, Santander BanCorp demonstrates its support and commitment to Puerto Rico by venturing into new businesses which offer our customers the broadest range of financial products and services."

Shareholders´ Programs

Santander BanCorp has further validated its commitment to enhance shareholders´ value with its Stock Repurchase Program, which was started only this past May, and as of September 30, 2000 has reached almost 60% of its targeted objective to repurchase up to 1,274,546 of the company´s issued and outstanding shares of common stock.

On this issue, Arenado explained that "although no time limit was previously set, we anticipate reaching our goal of 3% by year´s end and are already pursuing to launch a new Common Stock Repurchase Program for the year 2001. Our plans and actions once again demonstrate our ongoing commitment and objective to improve our common stock value to our shareholders."

Institutional Background

Santander BanCorp is a publicly held financial holding company. The Company´s common shares are traded in the New York Stock Exchange and in the Madrid Stock Exchange, Latibex. Banco Santander Puerto Rico, the Company´ s wholly owned subsidiary, has been operating in Puerto Rico for 24 years and offers a full array of services in the areas of commercial, mortgage and consumer banking supported by a team of approximately 1,500 employees. The Bank has 75 branches, 15 are fully automated and operate under the name "Red Express". For more information, visit the Bank´s web site at www.santandernet.com.

Banco Santander Central Hispano, S.A.(BSCH) (Spanish stock exchange: SCH; NYSE: STD), the leading financial group in Spain and Latin America and one of the largest banks by market capitalization in the Euro Zone, owns 82% of the outstanding shares of Santander BanCorp. According to its balance sheet as of June 30, 2000, BSCH had US$384 billion in total managed funds and US$303 billion in assets, with 24 million customers and operations in 37 countries, including all of the world´s major financial centers. BSCH offers a wide range of commercial and consumer banking services in Europe and Latin America through its over 9,900 offices and more than 111,000 employees. The Group is first in total assets in the region and is among the leaders in managing funds in Europe and Latin America, with more than $74 billion in mutual and pension funds under management.

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This earnings report may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Santander BanCorp that are subject to various risk factors which could cause future results to differ materially from current management expectations or estimates. Such factors include, but are not limited, to the possibility that adverse general economic conditions or that an adverse interest rate environment could develop.
	2000			1999
	Year	Third	Second	Year	Third
SELECTED RATIOS	to Date	Quarter	Quarter	to Date	Quarter

Net interest margin (1)	3.68%	3.74%	3.65%	3.87%	3.69%
Return on average assets (2)	1.00%	1.03%	1.00%	1.04%	1.01%
Return on average common equity (2)	14.93%	14.73%	14.95%	16.00%	15.90%
Efficiency Ratio (3)	52.07%	51.16%	52.98%	53.27%	52.30%
Capital:
Tier I capital to risk-adjusted assets	-	10.74%	10.39%	-	10.06%
Total capital to risk-adjusted assets	-	11.78%	11.52%	-	11.27%
Leverage ratio	-	7.44%	7.17%	-	6.64%
Non-performing loans to total loans	-	1.26%	1.05%	-	0.98%
Non-performing loans plus accruing loans
past-due 90 days or more to loans	-	1.36%	1.16%	-	1.05%
Allowance for loan losses to non-
performing loans	-	89.31%	109.75%	-	125.71%
Allowance for loans losses to period-
end loans	-	1.13%	1.15%	-	1.24%
(1) On a tax-equivalent basis.
(2) Ratios for the quarters are annualized.
(3) Operating expenses divided by net interest income, on a tax equivalent basis, plus other income, excluding gain on sale of securities.

SANTANDER BANCORP
SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited):
(DOLLARS IN THOUSANDS)
	Quarter ended September 30,			Nine months ended September 30,
	2000	1999	Variation	2000	1999	Variation

Interest Income	$ 154,548	$ 142,459	8.5%	$ 458,290	$ 408,152	12.3%
Tax equivalent adjustment	9,091	6,953	30.7%	19,941	22,152	-10.0%
	163,639	149,412	9.5%	478,231	430,304	11.1%
Interest expense	94,313	79,756	18.3%	271,818	220,201	23.4%
Net interest income	69,326	69,656	-0.5%	206,413	210,103	-1.8%
Provision for loan losses	8,750	7,200	21.5%	26,250	16,600	58.1%
Net interest income
after provision	60,576	62,456	-3.0%	180,163	193,503	-6.9%
Other operating income	16,661	10,106	64.9%	44,608	29,296	52.3%
Gain on sale of MSRs	282	595	-52.6%	1,239	1,656	-25.2%
Gain on sale of securities	7	48	-85.4%	(3,806)	328	-1260.4%
Other operating expenses	44,143	42,026	5.0%	131,341	128,409	2.3%
Income before income taxes	33,383	31,179	7.1%	90,863	96,374	-5.7%
Provision for income taxes	4,299	4,266	0.8%	11,968	15,133	-20.9%
Tax equivalent adjustment	9,091	6,953	30.7%	19,941	22,152	-10.0%
NET INCOME	$ 19,993	$ 19,960	0.2%	$ 58,954	$ 59,089	-0.2%
SELECTED RATIOS:
Per share data (1):
Earnings per common share	$ 0.45	$ 0.44		$ 1.31	$ 1.31
Average common shares
outstanding	42,115,099	42,484,870		42,348,183	42,484,870
Common shares outstanding
at end of period	41,765,470	42,484,870		41,765,470	42,484,870
Cash Dividend per Share:
Preferred Stock	$ 0.44	$ 0.44		$ 1.31	$ 1.31
Common Stock	$ 0.11	$ 0.11		$ 0.33	$ 0.33
(1) Per share data are based on the average number of shares outstanding during the period giving retroactive effect to the stock dividend declared January 11, 2000.
Basic and diluted earnings per share are the same.

SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS--SEPTEMBER 30, 2000 AND 1999 AND DECEMBER 31, 1999
(Dollars in thousands, except per share data)
ASSETS
	30-Sep-00	30-Sep-99	31-Dec-99	% Variation
	(Unaudited)	(Unaudited)	(Audited)	9/00 - 9/99
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$ 136,903	$ 140,525	$ 190,435	-2.58%
Interest bearing deposits	21,210	50,617	104,676	-58.10%
Federal funds sold and securities purchased under agreements to resell	118,000	15,000	20,000	686.67%
Total cash and cash equivalents	276,113	206,142	315,111	33.94%
INTEREST BEARING DEPOSITS	-	10,550	200	-100.00%
Trading Securities	-	-		#DIV/0!
INVESTMENT SECURITIES AVAILABLE FOR SALE, at market value	1,023,525	1,284,894	1,249,582	-20.34%
INVESTMENT SECURITIES HELD TO MATURITY, at cost	1,680,006	1,827,990	1,778,939	-8.10%
LOANS, net	4,606,764	4,458,365	4,509,046	3.33%
ALLOWANCE FOR LOAN LOSSES	(51,938)	(55,086)	(56,200)	-5.71%
BANK PREMISES AND EQUIPMENT, net	75,913	82,732	82,447	-8.24%
ACCRUED INTEREST RECEIVABLE	68,151	59,430	58,150	14.67%
OTHER ASSETS	132,039	125,251	101,075	5.42%
	$ 7,810,573	$ 8,000,268	$ 8,038,350	-2.37%

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Demand	$ 840,715	$ 860,498	$ 841,719	-2.30%
Savings	1,239,782	1,321,310	1,281,869	-6.17%
Time	2,332,381	1,722,033	1,937,664	35.44%
Total deposits	4,412,878	3,903,841	4,061,252	13.04%
FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	475,000	567,000	576,000	-16.23%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	986,894	1,752,360	1,873,876	-43.68%
COMMERCIAL PAPER ISSUED	797,439	654,156	413,374	21.90%
SUBORDINATED CAPITAL NOTES	20,000	54,025	30,000	-62.98%
TERM NOTES	434,328	389,698	414,001	11.45%
ACCRUED INTEREST PAYABLE	31,168	35,647	44,721	-12.56%
OTHER LIABILITIES	65,448	104,734	78,510	-37.51%
	7,223,155	7,461,461	7,491,734	-3.19%

STOCKHOLDERS' EQUITY:
Preferred stock $25 par value; 10,000,000 shares authorized, 2,610,008 outstanding	65,250	65,250	65,250	0.00%
Common stock, $2.50 par value; 200,000,000 shares authorized, 42,484,870 and
38,622,651 shares issued and outstanding in 2000 and 1999, respectively	106,212	96,557	96,557	10.00%
Common stock dividend distributable, 3,862,219 shares	-	-	9,656
Capital paid in excess of par value	122,457	71,282	122,457	71.79%
Treasury stock-at cost, 719,400 shares	(8,831)	-	-
Accumulated other comprehensive income (loss)	(18,263)	(18,651)	(26,356)	-2.08%
Retained earnings-
Reserve fund	101,971	93,924	101,971	8.57%
Redemption fund	-	32,596	10,000	-100.00%
Undivided profits	218,622	197,849	167,081	10.50%
Total stockholders' equity	587,418	538,807	546,616	9.02%
	$ 7,810,573	$ 8,000,268	$ 8,038,350	-2.37%

SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS--SEPTEMBER 30, 2000 AND 1999 AND DECEMBER 31, 1999
(Dollars in thousands, except per share data)
ASSETS
	30-Sep-00	30-Sep-99	31-Dec-99	% Variation
	(Unaudited)	(Unaudited)	(Audited)	9/00 - 9/99
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$ 136,903	$ 140,525	$ 190,435	-2.58%
Interest bearing deposits	21,210	50,617	104,676	-58.10%
Federal funds sold and securities purchased under agreements to resell	118,000	15,000	20,000	686.67%
Total cash and cash equivalents	276,113	206,142	315,111	33.94%
INTEREST BEARING DEPOSITS	-	10,550	200	-100.00%
Trading Securities	-	-		#DIV/0!
INVESTMENT SECURITIES AVAILABLE FOR SALE, at market value	1,023,525	1,284,894	1,249,582	-20.34%
INVESTMENT SECURITIES HELD TO MATURITY, at cost	1,680,006	1,827,990	1,778,939	-8.10%
LOANS, net	4,606,764	4,458,365	4,509,046	3.33%
ALLOWANCE FOR LOAN LOSSES	(51,938)	(55,086)	(56,200)	-5.71%
BANK PREMISES AND EQUIPMENT, net	75,913	82,732	82,447	-8.24%
ACCRUED INTEREST RECEIVABLE	68,151	59,430	58,150	14.67%
OTHER ASSETS	132,039	125,251	101,075	5.42%
	$ 7,810,573	$ 8,000,268	$ 8,038,350	-2.37%

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Demand	$ 840,715	$ 860,498	$ 841,719	-2.30%
Savings	1,239,782	1,321,310	1,281,869	-6.17%
Time	2,332,381	1,722,033	1,937,664	35.44%
Total deposits	4,412,878	3,903,841	4,061,252	13.04%
FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	475,000	567,000	576,000	-16.23%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	986,894	1,752,360	1,873,876	-43.68%
COMMERCIAL PAPER ISSUED	797,439	654,156	413,374	21.90%
SUBORDINATED CAPITAL NOTES	20,000	54,025	30,000	-62.98%
TERM NOTES	434,328	389,698	414,001	11.45%
ACCRUED INTEREST PAYABLE	31,168	35,647	44,721	-12.56%
OTHER LIABILITIES	65,448	104,734	78,510	-37.51%
	7,223,155	7,461,461	7,491,734	-3.19%

STOCKHOLDERS' EQUITY:
Preferred stock $25 par value; 10,000,000 shares authorized, 2,610,008 outstanding	65,250	65,250	65,250	0.00%
Common stock, $2.50 par value; 200,000,000 shares authorized, 42,484,870 and
38,622,651 shares issued and outstanding in 2000 and 1999, respectively	106,212	96,557	96,557	10.00%
Common stock dividend distributable, 3,862,219 shares	-	-	9,656
Capital paid in excess of par value	122,457	71,282	122,457	71.79%
Treasury stock-at cost, 719,400 shares	(8,831)	-	-
Accumulated other comprehensive income (loss)	(18,263)	(18,651)	(26,356)	-2.08%
Retained earnings-
Reserve fund	101,971	93,924	101,971	8.57%
Redemption fund	-	32,596	10,000	-100.00%
Undivided profits	218,622	197,849	167,081	10.50%
Total stockholders' equity	587,418	538,807	546,616	9.02%
	$ 7,810,573	$ 8,000,268	$ 8,038,350	-2.37%
SANTANDER BANCORP
CONSOLIDATED STATEMENTS OF INCOME FOR THE NINE MONTH PERIODS
AND THE QUARTERS ENDED SEPTEMBER 30, 2000 AND 1999
(Dollars in thousands, except per share data)
	(UNAUDITED)
	For the nine months ended		For the quarter ended
	September 30,	September 30,	September 30,	September 30,
	2000	1999	2000	1999
INTEREST INCOME:
Loans	$ 324,162	$ 268,498	$ 111,028	$ 94,931
Investment securities	130,286	136,137	42,316	46,251
Interest bearing deposits	1,493	2,750	235	942
Federal funds sold and securities purchased under
agreements to resell	2,349	767	969	335
Total interest income	458,290	408,152	154,548	142,459

INTEREST EXPENSE:
Deposits	124,782	91,214	45,741	33,369
Securities sold under agreements to repurchase
and other borrowings	146,091	126,593	48,238	45,635
Subordinated capital notes	945	2,394	334	752
Total interest expense	271,818	220,201	94,313	79,756

Net interest income	186,472	187,951	60,235	62,703

PROVISION FOR LOAN LOSSES	26,250	16,600	8,750	7,200

Net interest income after provision for loan losses	160,222	171,351	51,485	55,503

OTHER INCOME:
Service charges, fees and other	29,332	24,891	9,866	8,531
(Loss) gain on sale of securities	(3,806)	328	7	48
Gain on sale of mortgage servicing rights	1,239	1,656	282	595
Other	15,276	4,405	6,795	1,575
Total other income	42,041	31,280	16,950	10,749

OTHER OPERATING EXPENSES:
Salaries and employee benefits	53,553	54,814	17,950	17,816
Occupancy costs	11,479	11,032	3,887	3,499
Equipment expenses	9,935	9,677	3,216	3,156
Other operating expenses	56,374	52,886	19,090	17,555
Total other operating expenses	131,341	128,409	44,143	42,026

Income before provision for income tax	70,922	74,222	24,292	24,226

PROVISION FOR INCOME TAX	11,968	15,133	4,299	4,266

NET INCOME	$ 58,954	$ 59,089	$ 19,993	$ 19,960

INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 55,528	$ 55,663	$ 18,851	$ 18,818

EARNINGS PER COMMON SHARE	$ 1.31	$ 1.31	$ 0.45	$ 0.44